UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2023

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” or “the Company” refer to Redwood Trust, Inc.

Item 2.02.    Results of Operations and Financial Condition.

Redwood Trust, Inc. is disclosing certain preliminary results of operations for the quarter ended December 31, 2022.

Preliminary Estimate of Book Value Per Common Share at December 31, 2022

Although the Company’s financial results for the fourth quarter of 2022 are not yet finalized, on a preliminary basis the Company estimates book value per common share to be in the range of  $9.52 to $9.62 at December 31, 2022, down approximately 5.5% to 6.5% from September 30, 2022. During the fourth quarter of 2022, as was the case in the two preceding fiscal quarters, continued credit spread widening negatively impacted the Company’s Investment Portfolio leading to further negative net fair value changes, which were largely unrealized at December 31, 2022, providing the opportunity to recapture discount over time. We believe the credit fundamentals underlying these investments remain solid given the seasoning of the assets, thick equity cushion from years of home price growth, stability in cash flows and stable levels of delinquencies compared to recent quarters. To illustrate, the Company saw average 90 day+ delinquency rates at stable or improving levels across the portfolio. Meanwhile, credit spread widening and interest rate volatility also negatively impacted volume and margins of the company’s Mortgage Banking businesses. The Company’s overall liquidity profile remained strong at December 31, 2022 with approximately $260 million of unrestricted cash.

Estimated book value per common share at December 31, 2022 is based on 113.5 million common shares issued and outstanding as of such date. Shares of common stock outstanding do not include approximately 88.0 million shares of common stock (i) issuable in respect of vested and unvested deferred stock units and restricted stock units, (ii) issuable in respect of unvested performance stock units (assuming maximum vesting under the performance-based vesting formula), (iii) reserved for issuance under the company’s equity and incentive compensation plans, (iv) reserved for issuance under the company’s at-the-market offering program, (v) reserved for issuance under the company’s direct stock purchase and dividend reinvestment plans, (vi) issuable upon conversion or exchange of the company’s outstanding convertible or exchangeable notes, (vii) issuable in respect of our employee stock purchase plan, or (viii) issuable in respect of our deferred compensation plan, in each case as of December 31, 2022.

The Company’s financial statement closing and review procedures for the quarter ended December 31, 2022 are not yet complete and, as a result, the financial results information set forth above reflects the Company’s preliminary estimate with respect to such information, based on information currently available to management, and may vary from the Company’s actual financial results as of and for the quarter ended December 31, 2022. Further, this preliminary estimate of book value per common share is not a comprehensive statement or estimate of the Company’s financial results or financial condition as of and for the quarter ended December 31, 2022. This preliminary estimate should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these preliminary estimates.

This preliminary estimate, which is the responsibility of the Company’s management, was prepared by the Company’s management and is based upon a number of assumptions. Additional items that may require adjustments to this preliminary estimate may be identified and could result in material changes to this preliminary estimate. Preliminary estimates of results are inherently uncertain and we undertake no obligation to update this information. See “Cautionary Statement Regarding Forward-Looking Statements” below and “Risk Factors” beginning on page 6 of our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of factors that could impact the Company’s actual results of operations. Grant Thornton LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, Grant Thornton LLP does not express an opinion or provide any form of assurance with respect thereto.

The information contained in Item 2.02 is furnished to and not filed with the Securities and Exchange Commission, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Redwood Trust, Inc. is updating certain disclosures about the risk factors applicable to its business contained in its prior public filings.

The future realization of our deferred tax assets is uncertain, and the amount of valuation allowance we may apply against our deferred tax assets may change materially in future periods.

We currently have significant net deferred tax assets (“DTAs”) primarily resulting from net operating loss (“NOL”) carryforwards, capital loss carryforwards, and tax-deductible goodwill that are available to reduce taxes attributable to potential taxable income in future periods. Total net DTAs, for which a valuation allowance has not previously been established, are estimated to be approximately $45 million as of December 31, 2022. Realization of our DTAs is dependent on many factors, including generating sufficient taxable income prior to the expiration of NOL carryforwards and generating sufficient capital gains in future periods prior to the expiration of capital loss carryforwards. To the extent we determine, in accordance with GAAP, that it is not more likely than not that we will be able to realize a deferred tax asset, then we would establish a valuation allowance, which would reduce the value of our DTAs. At December 31, 2021, we reported net federal ordinary and capital DTAs with no valuation allowance recorded against them. As of September 30, 2022, we continued to believe it was more likely than not that we would realize all of our federal deferred tax assets; therefore, there continued to be no valuation allowance recorded against our net federal DTAs. As we have experienced GAAP losses during 2022, we are currently evaluating our estimate of the realizability of our DTAs and will reassess the need for a valuation allowance, in whole or in part, in connection with the preparation and audit of our financial statements for the year ended December 31, 2022. This evaluation will be based on all available evidence, including assumptions concerning future taxable income and capital gains income and our ability to rely on these assumptions considering our earnings in recent periods. As a result, significant judgment is required in assessing the possible need for a valuation allowance and changes to our assumptions could result in a material change in the valuation allowance with a corresponding impact on the provision for income taxes in the period including such change. If, based on available evidence, we conclude that it is not more likely than not that our DTAs will be realized, then a valuation allowance would be established with corresponding charges to GAAP earnings and book value per share. Such charges could cause a material reduction, up to the full value of our net DTAs (for which a valuation allowance has not previously been established), to our GAAP earnings and book value per share for the quarterly and annual periods in which they are established.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would,” “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements, including the Company’s preliminary financial results for the quarter ended December 31, 2022. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to numerous risks, including, among other things, those set forth under the caption “Risk Factors” in the Company’s most recent filings with the Securities and Exchange Commission, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this Current Report on Form 8-K.

Further information on these and other factors that could affect the Company’s financial results and the forward-looking statements in this Current Report on Form 8-K is included in the Company’s filings with the Securities and Exchange Commission, including, among others, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 9, 2023	REDWOOD TRUST, INC.

	By:	/s/ Brooke E. Carillo
		Name:	Brooke E. Carillo
		Title:	Chief Financial Officer